                               ARTER & HADDEN LLP
                                ATTORNEYS AT LAW

                                  FOUNDED 1843

                                                             San Antonio
                          One Riverwalk Place                San Diego
                                                             San Francisco
Austin             700 St. Mary's Street, Suite 800          Washington, D.C.
Cleveland                                                    Woodland Hills
Columbus             San Antonio, Texas 78205-3596           AFFILIATED OFFICES
Dallas                                                       Brussels, Belgium
Dayton                  TELEPHONE 210.354.4300               Geneva,
Irvine                                                       Switzerland
Los Angeles             FACSIMILE 210.354.4034
Sacramento                                         Direct Dial: (210) 244-8850
                                                Email: ttuggey@arterhadden.com


                        April 16, 2001

billserv.com, Inc.
211 N. Loop 1604 East, Suite 100
San Antonio, TX 78232

Re:       Registration Statement on Form S-3
          ----------------------------------

Gentlemen:

         We have been advised that on or about April 16, 2001, billserv.com, Inc., a Nevada corporation (the "Company"), expects to file under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement relates to the offering (the "Offering") of up to 2,885,462 shares of the Company's common stock (the "Common Shares"). This firm has acted as counsel to you in connection with the preparation and filing of the Registration Statement and you have requested our opinion with respect to certain legal aspects of the Offering of the Common Shares.

         In rendering our opinion, we have participated in the preparation of the Registration Statement and have examined and relied upon the original or copies, certified to our satisfaction, of such documents and instruments of the Company as we have deemed necessary and have made such other investigations as we have deemed appropriate in order to express the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. In addition, we have assumed and have not verified the accuracy of factual matters of each document we have reviewed.

         As to certain questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon the representations or certificates of officers or directors of the company.

         Based upon the following examination and subject to the comments and assumptions as noted below, we are of the opinion as follows:

         1)      The sale of the Common Shares has been duly authorized; and

                               ARTER & HADDEN LLP


billserv.com, Inc.
April 16, 2001
Page 2



         2) The Common Shares have been duly authorized, and when issued pursuant to the terms of each Common Stock Purchase Agreement, will be validly issued, fully paid and nonassessable.

         Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligations of the Company, (i) we have assumed that each party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it; (ii) such opinions are subject to applicable bankruptcy, insolvency, reorganization, liquidation, receivership, fraudulent conveyance or similar laws, now or hereafter in effect, relating to creditors' rights generally, and
(iii) such opinions are subject to the general principals of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding at law or in equity).

         This opinion is limited in all respects to the laws of the State of Nevada and the State of Delaware. We do not purport to be admitted to practice in the State of Nevada or the State of Delaware and for the purposes of rendering the opinions set forth in this letter we have assumed that the applicable laws of the State of Nevada and the State of Delaware are the same as the laws of the State of Texas.

         We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of results. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we have come within the category of persons whose consent is required by the Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                       Respectfully submitted,


                                       ARTER & HADDEN, LLP